MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND PROCEEDS, FINANCING STATEMENT AND FIXTURE FILING

FROM

LILY GROUP INC.,
as Mortgagor
(Organizational I.D. No. 2008082700239)

TO AND FOR THE BENEFIT OF

PLATINUM PARTNERS CREDIT OPPORTUNITIES MASTER FUND LP,
as Mortgagee

Dated as of February 16, 2012

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

EXHIBIT A CONTAINS A LEGAL DESCRIPTION OF THE REAL ESTATE CONCERNED. MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE. SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE COLLATERAL IS OR IS TO BECOME FIXTURES RELATED TO THE REAL ESTATE.

THIS INSTRUMENT COVERS FIXTURES AND AS-EXTRACTED COLLATERAL PRODUCED FROM OR ALLOCATED TO THE REAL ESTATE INCLUDING COAL AND OTHER MINERALS, AND ALL PRODUCTS PROCESSED OR OBTAINED THEREFROM, AND ALL PROCEEDS THEREOF, AND THE ACCOUNTS RELATING THERETO, INCLUDING ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE MINEHEAD.

THIS INSTRUMENT IS TO BE RECORDED IN THE REAL ESTATE RECORDS OF THE COUNTY RECORDER IN EACH COUNTY WHERE THE REAL ESTATE IS LOCATED AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING AND AS A FINANCING STATEMENT COVERING AS-EXTRACTED COLLATERAL.

Address of Mortgagee: 152 West 57th Street, 4th Floor, New York, New York 10019.

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF PRODUCTION AND PROCEEDS,

FINANCING STATEMENT AND FIXTURE FILING

This Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing (this "Instrument"), dated as of February 16, 2012, is from **Lily Group Inc.**, an Indiana corporation ("Mortgagor"), with an address of 103 North Court Street, Sullivan, Indiana, 47882, to and for the benefit of **Platinum Partners Credit Opportunities Master Fund LP**, a Delaware limited partnership, with an address of 152 West 57th Street, 4th Floor, New York, New York 10019 ("Mortgagee").

COLLATERAL

All of the property described in Paragraphs 1 through 5 below, without duplication, is herein collectively called the "Collateral":

1. All right, title and interest of Mortgagor in and to the mine and related processing, loading, storage, transportation and other facilities commonly referred to as the Landree Mine, located in Greene and Sullivan Counties, Indiana, and any and all other mines and facilities now or hereafter located in, on or under the Lands (such mines and facilities are herein individually and collectively referred to as the "Mine"), and all property, interests and rights associated therewith or related thereto, including the following (whether now owned or hereafter acquired by operation of law or otherwise, and whether now or hereafter existing or created):

(a) The entire fee simple estate in and to lands in Greene and Sullivan Counties, Indiana that are described in Part I of Exhibit A and all interests therein (but excluding any interest in such lands that is specifically excluded in Exhibit A) (collectively, the "Fee Lands"), together with all property, interests and rights of whatever kind or character therein and thereto;

(b) The entire estates in and to or created by the leases described in Part II of Exhibit A (the "Mineral Leases") covering or relating to all or any portion of the lands described either in Part II of Exhibit A or in the Mineral Leases (collectively, the "Mineral Leasehold Lands"); the term "Mineral Leasehold Lands" as used herein includes, without limitation, the lands specifically described in Part II of Exhibit A and the lands described in the Mineral Leases, together with any and all other right, title and interest of Mortgagor of whatever kind or character in, to and under or that covers, affects or otherwise relates to the Mineral Leasehold Lands or the Mineral Leases;

(c) The entire estates in and to or created by the leases, easements, rights-of-way and other agreements and instruments described in Part III of Exhibit A (the "Other Real Property Leases") covering or relating to all or any portion of the lands described either in Part III of Exhibit A or covered by the Other Real Property Leases described therein (collectively, the "Other Leasehold Lands"); the term "Other Leasehold Lands" as used herein includes, without limitation, the lands specifically described in Part III of

Exhibit A and the lands described in the Other Real Property Leases; and the term "Lands" as used herein means collectively the Fee Lands, the Mineral Leasehold Lands and the Other Leasehold Lands), together with any and all other right, title and interest of any Mortgagor of whatever kind or character in, to and under or that covers, affects or otherwise relates to the Other Leasehold Lands or the Other Real Property Leases;

(d) Any and all coal, and all minerals other than coal, whether or not similar to coal, which are found and necessarily produced in association with coal, all existing and future ores, minerals, mineral elements and compounds, veins, lodes and mineral deposits; whether solid, liquid or gaseous; whether organic or inorganic, metallic or nonmetallic, oil and gas, hydrocarbonaceous or non-hydrocarbonaceous; including rock, gravel, sand, methane, water, and geothermal steam, geothermal heat and geothermal resources (but excluding, with respect to particular portions of the Lands, those minerals specifically excluded from such portions as specified on Exhibit A) located in, on, under or produced from the Lands or pursuant to the Mineral Leases (the "Minerals");

(e) Any and all tangible property, whether real, personal or mixed located or found on, in or under or used in connection with all or any part of the Mine or the Lands or any other lands, any production from which, or profits or proceeds from such production, is attributed to any interest in the Lands or in the Mine or to any interest described in Exhibit A held for the following purposes: (i) exploration for and evaluation of deposits of Minerals, (ii) the development, operation, shutdown and closure (temporary and permanent) of a mine (whether an underground or a surface mine), (iii) handling, processing, refining and beneficiation of Minerals, including crushing, screening, non screen classifying, (iv) storage of Minerals, (v) transportation of Minerals by any means, including haulage within a mine and from a mine to a mill or to any other handling, processing, beneficiation, storage or marketing location, haulage between any of the foregoing locations, haulage of mine waste (including waste rock and overburden) and tailings, slag and other wastes resulting from handling, processing, and beneficiation and loading in connection with any haulage, (vi) marketing, and readying for market, Minerals, (vii) disposal (temporary and permanent) of mine waste (including waste rock and overburden) and tailings, slag and other wastes from handling, processing and beneficiation, (viii) monitoring, maintaining, restoring and improving environmental quality, including elimination, treatment and mitigation of air and water pollution, and (ix) reclamation of lands and other natural resources affected by any of the foregoing activities, and, without limiting the foregoing, including generally, buildings; structures; improvements; furnishings; fixtures; equipment; apparatus; facilities; machinery; tools; vehicles; goods; supplies and inventory; and specifically, any wash plant or other facility for washing coal; headframes; Mine offices; maintenance and equipment repair shops; carpentry; tool and electrical shops; parts and supplies warehouses; change houses; laboratory and assay facilities; ore bins; air compressors; electrical generators and buildings for same; dynamos; staff, workers' and families' living and eating facilities; ventilation shafts and ducts; fans; refrigeration units; underground workings (including injection wells and recovery wells; adits; shafts; tunnels; crosscuts; laterals; drifts; raises; winzes; stopes; longwalls; and other openings to ore); pump rooms; underground hoist rooms; level stations; underground equipment and machinery storage and repair areas; escape shafts; ore storage areas; storehouses; hoist houses; drums; controls; and motors;

wire rope for hoists; ore skips and man cars; timber; roof supports; track (including branch; cut off; spur; industrial; switch; connecting; storage; yard; terminal and other railroad tracks); roads and haulage ways; conveyor belts; electrical wire; apparatus; and controls (including transformers and switch boxes); pipe; water and fuel supply tanks, pumps and pipelines; rolling stock; including locomotives and cars; Mine vehicles; drills and related equipment; explosives and explosives storage facilities; continuous miner machines; mucking equipment; loaders and loading equipment; tipples; dewatering facilities; including pumps; sewage facilities; waste water treatment and disposal facilities; wells for the extraction or injection of water, or for the monitoring of water quality or supply; ditches; water drainage courses; dams; and silt ponds; telephones and other communications equipment; pipelines (including slurry and pneumatic pipelines); tractors; scrapers; power shovels; backhoes; bucket wheel excavators; draglines; dredges; haulage and water and maintenance trucks; inclined skips; graders; electrical power lines; port facilities; loading docks; tramways and aerial trams; recreation facilities; company townsite and buildings; mill or processing plants; sluices; wells; augers; overburden; waste rock or spoil; and other Mine wastes; load haul dump vehicles; conveyors (including screw and bucket conveyors); crushers (including jaw crushers; gyratory crushers; wire crushers; impact crushers; roll crushers; hammer mills; shredders and roller mills); screens (including grizzlies); grinding mills (including ball mills; rod mills; autogenous mills and semi autogenous mills); flotation circuits (including flotation cells; collection troughs and launders and flumes); washers (including hydrocyclones); gravity separation devices (including jigs; sluices; shaking tables; cones; spirals; vanners and heavy liquids); magnets; leaching circuits; thickening tanks; filters (including drum; disk; belt; and plate filters); driers; kilns; smelting furnaces (including reverberatory furnaces and flash smelters); converters; slag; tailings and tailings ponds, and any and all other surface or subsurface machinery, equipment, facilities, supplies or other property of whatsoever kind or nature now or hereafter located on, in or under or used in connection with any of the Lands or the Mine that are used or useful for the production, processing, preparation, storage or transportation of Minerals, including all items of personal property or fixtures comprising all or part of the Mine (the "Operating Equipment and Facilities");

(f) Any and all agreements, equipment leases, assignments, options, licenses, concessions, profits a prendre, work agreements, joint venture agreements, partnerships (including mining partnerships), exploration agreements, operating agreements, surface use agreements and surface use and damage agreements, subsidence agreements, easements, rights-of-way, net profits agreements, royalty agreements, nominee agreements, options, and all other conveyances, transfers, agreements or arrangements (whether mineral or otherwise, whether previously or hereafter made, and whether now or hereafter existing or created) relating to all or any part of the Lands or to any other lands any production from which, or profits or proceeds from such production is attributed to any interest in the Lands or the Mine or to any interest described in Exhibit A including the agreements described in Part III of Exhibit A, together with all rentals, royalties and other rights of Mortgagor thereunder (collectively, the "Related Agreements");

(g) Any and all contracts heretofore or hereafter entered into by Mortgagor, or which have been or hereafter are assigned to Mortgagor, for the marketing, sale, purchase, exchange, supply, handling, processing, refining, beneficiation, marketing or transportation of Minerals, or for the provision of services in connection therewith, which Minerals are produced at least in part from all or any part of the Lands or the Mine or from any other lands any production from which, or profits or proceeds from such production, is attributable to any interest in the Lands or the Mine or to any interest described in Exhibit A, including the agreements described in Part IV of Exhibit A (collectively, "Production Sale and Marketing Contracts");

(h) Any and all governmental authorizations, approvals, permits, variances, land use entitlements, consents, licenses, franchises and agreements now or hereafter required for all stages of developing, operating and closing the Mine or any part of the Lands (or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in the Lands, the Mine or to any interest described in Exhibit A), including construction of a mine and related improvements and all other activities described or referred to above or herein;

(i) Any and all contracts and agreements between or among Mortgagor and any contractor, architect or engineer in connection with the design, construction or operation of any of the Lands or the Mine, including any contract or agreement executed by Mortgagor and any landscape architect, civil engineer, electrical engineer, soils engineer, mining engineer, mechanical engineer or other engineer, together with all plans and specifications prepared by any design architect for the construction of any improvements comprising any part of the Mine (the "Plans");

(j) Any and all other contracts, contract rights, title instruments, title opinions, land status reports, title abstracts, title materials and information, files, records, writings, data bases, information, systems, maps, plats, surveys, geological and geophysical (including electrical electromagnetic, gravity, and seismic), geochemical, and radiometric data and information, drilling data, test data, mineral samples (including drill cores), mineral assay reports, interpretative and analytical reports of any kind or nature (including reserve or deposit studies or evaluations), mine feasibility reports, mine development studies and plans, information concerning exploration and development of deposits of Minerals (including information concerning mine operation, shutdown, and closure and concerning reclamation of lands and other resources affected by mining), environmental data and related information and reports and studies, computer hardware and software and all documentation therefor or relating thereto (including all licenses relating to or covering such computer hardware, software or documentation), trade secrets, business names, trade marks, service marks and the goodwill of the business relating thereto, patented and unpatented inventions, copyrights, lease records (including rental and royalty payment records), the Permits and records and information concerning compliance with the Permits, mine development programs and budgets, financial statements and audits, reclamation plans and related data and reports, insurance policies, information and data and reports regarding the products and proceeds of mine operations (including quantities produced, proceeds from sale or other disposition, and disbursement of proceeds to persons entitled to a share thereof), information and data and reports

relating to or associated with all aspects of all or any portion of the Mine and all of Mortgagor's rights and interests therein, whether owned, licensed or otherwise (the "Records and Data");

(k) The entire estates in and to or created by any leases or other agreements covering water and water rights of any type, whether surface or underground and all ditch rights, wells, and well rights that are appurtenant to the Lands or the Mine or which are or may be used on or in connection with the Lands or the Mine at the present time or at any time hereafter (collectively, the "Water Rights");

(l) Any and all accounts, contract rights and general intangibles now or hereafter arising in connection with the production, treatment, storage, gathering, transportation, handling, processing, manufacturing, sale or marketing of Minerals produced from or allocated or attributed to any of the estates, property, interests or rights described or referred to above or herein or any other interest of Mortgagor in, to or under or that covers, affects or otherwise relates to the Lands or the Mine or to any of the estates, property, interests or rights described or referred to above or herein and all other accounts, contract rights and general intangibles now or hereafter arising in connection with the estates, property, interests or rights described or referred to above or herein; and

(m) All severed and extracted Minerals produced from or allocated or attributed to any of the estates, property, interests or rights described or referred to above or herein or any other interest of Mortgagor in, to and under or that covers, affects or otherwise relates to the Lands or the Mine or to any of the estates, property, interests or rights described or referred to above or herein;

2. Any and all accounts, as-extracted collateral, chattel paper, commodity accounts, commodity contracts, deposit accounts, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights, payment intangibles, proceeds, promissory notes, software and chattel paper (as such terms are defined in the applicable Uniform Commercial Code) in any way relating, belonging, incidental or appertaining to the estates, property, interests and rights described or referred to above or herein;

3. Any and all renewals, extensions and restatements of, modifications, changes, amendments and supplements to, and substitutions for the estates, property, interests and rights described or referred to above or herein, and all additions and accessions thereto;

4. Any and all of the rights, privileges, benefits, hereditaments and appurtenances in any way relating, belonging, incidental or appertaining to the estates, property, interests and rights described or referred above or herein; and

5. Any and all of the proceeds and products of the estates, property, interests and rights described or referred to above or herein, including condemnation awards and the proceeds of any and all insurance policies (including title insurance policies as well as other types of insurance policies) covering all or any part of said estates, property, interests or rights and, to the extent they may constitute proceeds, instruments, accounts, securities, general intangibles, contract rights and inventory.

The Collateral does not include, and there is expressly excluded from the definition thereof, the agreements specifically described in Schedule 2.1(f) (the "Excluded Agreements"), which are to be added to the Collateral, and included in the definition thereof, at a later date as provided in the Note Agreement.

GRANTING CLAUSES

In consideration of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Mortgagor, and the matters hereinafter set forth, Mortgagor hereby:

(A) Real Property. Grants, bargains, sells, mortgages, assigns, transfers, conveys and warrants to Mortgagee, that part of the Collateral that is real property (including any fixtures that are real property under applicable state law), subject to the assignment of severed and extracted Minerals and the proceeds thereof made under Paragraph C below; TO HAVE AND TO HOLD all of the Collateral that is real property (including any fixtures that are real property under applicable state law), together with all of the rights, privileges, benefits, hereditaments and appurtenances in any way belonging, incidental or pertaining thereto, to Mortgagee and its successors and assigns, subject to all of the terms, conditions, covenants, agreements and trusts herein set forth;

(B) Personal Property. Grants to Mortgagee, a security interest in that part of the Collateral that is not real property (including any fixtures that are personal property under applicable state law); and

(C) Assignment of Production. Absolutely assigns to Mortgagee all of the severed and extracted Minerals produced from or allocated or attributed to any of the Collateral or any other interest of Mortgagor (whether now owned or hereafter acquired by operation of law or otherwise) in, to and under or that covers, affects or otherwise relates to the Lands or to any of the estates, property rights or other interests described or referred to above, together with all of the proceeds thereof and all supporting obligations ancillary to or arising in any way in connection therewith.

ARTICLE I

Obligations

Section 1.1 Obligations Secured. This Instrument is executed, acknowledged and delivered by Mortgagor to secure and enforce certain duties and obligations of Mortgagor and certain of its affiliated entities: VHGI Holdings, Inc., a Delaware corporation, VHGI Coal, Inc., a Delaware corporation, VHGI Gold LLC, a Nevada limited liability company, and VHGI Energy LLC, a Nevada limited liability company (collectively, its "Affiliates"); including the following (the "Obligations"):

(a) Promissory Note. All indebtedness, liabilities and obligations of whatever kind or character, now existing or hereafter created or arising under or pursuant to that certain Promissory Note, dated February 13, 2012 (the "Note"), in the maximum principal amount of

$13,000,000, made by Mortgagor and payable to the order of Mortgagee on or before May 16, 2012, or if extended past May 16, 2012 as provided in the Note Agreement, then August 16, 2012; together with interest thereon as provided in the Note, except as may be limited by Section 6.5;

(b) Note Purchase Agreement. All indebtedness, liabilities and obligations of whatever kind or character, now existing or hereafter created or arising under or pursuant to that certain Note Purchase Agreement, dated February 16, 2012 (the "Note Agreement"), between Mortgagor and Mortgagee, as amended and supplemented and as may be amended and supplemented from time to time;

(c) Pledge and Security Agreement. All indebtedness, liabilities and obligations of whatever kind or character, now existing or hereafter created or arising under or pursuant to that certain Pledge and Security Agreement, dated February 16, 2012, among Mortgagor and its Affiliates, as Debtors, and Mortgagee, as Secured Party, as amended and supplemented and as may be amended and supplemented from time to time;

(d) Guarantee Agreement. All indebtedness, liabilities and obligations of whatever kind or character, now existing or hereafter created or arising under or pursuant to that certain Guaranty Agreement, dated February 16, 2012, from Mortgagor's Affiliates in favor of Mortgagee, as amended and supplemented and as may be amended and supplemented from time to time;

(e) This Instrument. All indebtedness, liabilities and obligations of Mortgagor to Mortgagee of whatever kind or character, now existing or hereafter created or arising under or pursuant to this Instrument, including any amounts advanced to protect the liens and security interests herein granted and all reasonable attorneys fees, court costs, and expenses of whatever kind or character now existing or hereafter created or arising, incident thereto or to the collection of the indebtedness, liabilities and obligations hereby secured and enforcement of the liens and security interests herein granted and created;

(f) Other Obligations. All other indebtedness, liabilities and obligations of Mortgagor or the Affiliates of whatever kind or character now existing or hereafter created or arising, whether fixed, absolute or contingent, direct or indirect, primary or secondary, joint, several or joint and several, due or to become due, and however evidenced whether by note, open account, overdraft, endorsement, surety agreement, guarantee or otherwise, it being contemplated that Mortgagee or its Affiliates may hereafter become indebted to Mortgagee in such further sum or sums; and

(g) Renewals, Extensions and Amendments. All indebtedness, liabilities and obligations of whatever kind or character, now existing or hereafter created or arising under or pursuant to all renewals, extensions and restatements of, modifications, changes, amendments and supplements to and substitutions for, all or any part of the foregoing.

Section 1.2 Maximum Indebtedness. The aggregate unpaid principal amount of the Obligations outstanding at any particular time shall not exceed $30,000,000. Such amount does not in any way imply that Mortgagee is obligated to make any future advances to Mortgagor.

ARTICLE II

Warranties, Representations, Covenants and Indemnities

Section 2.1 Representations and Warranties. Mortgagor warrants and represents to Mortgagee as follows:

(a) Power and Authority. Mortgagor has the power and authority to grant, bargain, sell, mortgage, assign, transfer and convey the Collateral as provided herein.

(b) Title and Related Matters.

(1) Except for the Excluded Agreements, Exhibit A describes, as of the date hereof, all of the land, mineral estates, surface estates and real property leasehold estates (including easements and rights of way) in which Mortgagor owns an interest (including any rights obtained by adverse possession or any other similar rights under applicable law, if any) and all Water Rights owned or leased by Mortgagor. Subject to Permitted Liens (as defined in the Note Agreement), Mortgagor owns (i) good and marketable title to the Lands described in Part I of Exhibit A, (ii) good and defensible title to the mineral leasehold estates created by the Mineral Leases described in Part II of Exhibit A, and (iii) good and defensible title to the Water Rights described in Part V of Exhibit A. Part III of Exhibit A describes all easements and rights-of-way, royalty interests and miscellaneous real property interests owned by Mortgagor relating to the Mine or the use, operation, maintenance and development thereof.

(2) None of the properties and assets of Mortgagor are subject to any Liens (as defined in the Note Agreement) other than Permitted Liens, and there are no facts, circumstances or conditions that would reasonably be expected to result in any Liens (including Liens arising under Environmental Laws) other than Permitted Liens.

(3) Mortgagor has received all deeds, assignments, leases, agreements, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish Mortgagor's right, title and interest in and to all of the Collateral. Exhibit A lists the recording data for the instruments granting to Mortgagor rights with respect to the Collateral comprised of real property, or memoranda thereof, if applicable. There are no purchase options, rights of first refusal or other similar contractual rights of Mortgagor pertaining to any land, mineral estates, surface estates and real property leasehold estates. All material Permits required to have been issued or appropriate to enable Mortgagor to lawfully occupy and use the Collateral and to use the Water Rights for all of the purposes for which they are currently, or intended to be, occupied and used (including for the operation of the Mine), have been lawfully issued and are in full force and effect.

(4) Except for the Excluded Agreements, the Collateral constitutes all property (real and personal, tangible and intangible), interests and rights necessary or advisable for Mortgagor, and, during the period following an Event of Default and the taking of possession of the Land, the Mine and the Mineral Leases in exercise of remedies, Mortgagee (or any Person

in privity of contract with Mortgagee with respect thereto), to (a) use, operate, maintain and develop the Mine on substantially the same basis that Mortgagor uses, operates and maintains the Mine on the date hereof and intends to use, operate and maintain the Mine in the future, (b) enter and exit the Mine for any reasonable purpose in connection with the operation of the Mine, and (c) in the case of Mortgagee, to take and maintain possession of the Mine.

(5) Each of the Mineral Leases (a) is a valid, subsisting lease and is in full force and effect, (b) is superior and paramount to all other leases, if any, of the coal mineral estate in the Lands covered thereby, (c) covers all coal and other mineral necessary to produce coal from the Lands covered thereby, and (d) has been maintained in force by continuous production or otherwise. All royalties payable under or with respect to the Mineral Leases described in Part II of Exhibit A have been properly and timely paid. Each Mineral Lease or a certified copy or memorandum thereof has been recorded in the real property records of the county or counties in which the Lands covered thereby are located, and has been delivered to Mortgagee.

(6) Each of the Mineral Leases: (a) either is within its primary term, or the primary term thereof has been extended by production of Minerals from the Lands covered thereby; (b) is prior to any deed of trust, mortgage or other lien or encumbrance upon the fee interest owned by the applicable lessor in such Lands; and (c) except as otherwise provided in Schedule 2.1(b)(6) (with respect to which consents to the transactions provided by this Instrument, including transfer upon foreclosure or transfer-in-lieu thereof, have been obtained), is assignable without the prior written consent of the lessor or any other third party. No material default has occurred under any such Mineral Lease, nor is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a material default under the terms of such Mineral Lease.

(7) Except for Permitted Liens: (a) the Mineral Leases allow Mortgagor to explore for, mine, remove and sell all Minerals in and under the Lands described in the Mineral Leases; and (b) Mortgagor owns all of the interest of the lessee under each Mineral Lease.

(8) To Mortgagor's best knowledge, each Related Agreement described in Part III of Exhibit A is in full force and effect and no material default thereunder has occurred and is continuing. Except as otherwise provided in Schedule 2.1(b)(8) attached hereto, each Related Agreement is assignable without the prior written consent of the other party thereto or any other third party.

(9) Except for the royalty obligations specifically set forth in the Mineral Leases and Other Real Property Leases described in Exhibit A, no royalties, overriding royalties or payments out of production exist as a burden on the Lands or the Mineral Leases.

(10) The Water Rights are sufficient for the use, development, operation, exploration, production and processing of the Mine.

(11) Except for hunting, agricultural, residential, farming and grazing leases (which, individually or in the aggregate, do not interfere materially with the Mortgagor's

use of the Lands) and except for Permitted Liens, Mortgagor has the right to exclusive possession of the Fee Lands and of the coal mineral estate in the Leasehold Lands.

(12) Except for Permitted Liens, Mortgagee will obtain, as security for the Obligations, a legally valid and binding first perfected lien on, and security interest in, the Collateral.

(13) Except with respect to the lands covered by the Excluded Agreements described on Schedule 2.1(f), the legal descriptions attached hereto correctly describe the tracts of fee and leasehold lands and the mineral and other interests which, together with related facilities, in the aggregate constitute the Mine as of the date of this Instrument.

(14) Mortgagor will warrant and forever defend the Collateral unto Mortgagee against every person whomsoever lawfully claiming the same or any part thereof, and Mortgagor will maintain and preserve the lien and security interest hereby created so long as any of the Obligations remains unpaid.

(c) Operations of Properties. The Collateral (and all properties aggregated therewith) has been maintained, operated and developed in a good and workmanlike manner and in conformity in all material respects with all Permits and all applicable laws, rules, regulations and orders of all federal, state, and local governmental bodies, authorities and agencies and in conformity in all material respects with the provisions of all leases, subleases or other contracts and agreements comprising a part of the Collateral. Mortgagor has all Permits necessary to maintain, operate and develop the Lands, Mineral Leases and the Mine as presently maintained, operated and developed and as presently intended to be maintained, operated and developed going forward.

(d) Sale of Production.

(1) The agreements described in Part IV of Exhibit A are the only Production Sale and Marketing Contracts currently in effect, and such agreements are in full force and effect and no material default thereunder has occurred and is continuing.

(2) All proceeds from the sale of Mortgagor's interests in Minerals produced from the Collateral are currently being paid in full to Mortgagor by the purchaser or remitter thereof on a timely basis and at prices and terms comparable to market prices in terms generally available at the time such prices and terms were negotiated for mineral production from producing areas situated near the Collateral.

(3) Neither Mortgagor, nor its predecessors in title, have entered into or are subject to any agreement or arrangement, nor is the Collateral subject to any such agreement or arrangement, to deliver Minerals produced or to be produced from the Collateral at some future time without then or thereafter receiving full payment therefor.

(4) None of the Collateral is or will become subject to any contractual or other arrangement whereby payment for production from such Collateral is to be deferred for a substantial period after the month in which such production is delivered.

(5) Except for the agreement described in Part IV of Exhibit A, none of the Collateral is or will become subject to any contractual or other arrangement for the sale of Minerals that cannot be cancelled on 30 days' or less notice; and none of the Collateral is or will become subject to a sales contract that contains terms that are not customary in the industry.

(6) None of the Collateral is subject at the present time to any regulatory refund obligation and, to the best of Mortgagor's knowledge, no facts exist that might cause the same to be imposed.

(e) Condition of Personal Property. The inventory, equipment, fixtures and other tangible personal property and fixtures forming a part of the Collateral are in good repair and condition and are adequate for the normal operation of the Collateral in accordance with prudent industry standards, and the Collateral includes all equipment necessary or advisable for the proper and efficient operation of the Lands, the Mineral Leases and the Mine. All of such Collateral is located on the Lands.

(f) Contracts and Agreements. Except for contracts and agreements that do not have a material effect on the use, ownership, value or operation of the Collateral and the instruments listed in Schedule 2.1(f) attached hereto, Exhibit A sets forth all operating agreements, equipment leases, production sales, purchase, exchange or processing agreements, transportation agreements, farmout or farmin agreements, disposal agreements, area of mutual interest agreements, rights-of-way, easements and other contracts and agreements that cover, affect or otherwise relate to Mortgagor's interest in the Lands, the Mineral Leases or the Mine or to operations thereon, or the production, treatment, storage, transportation, handling, processing, manufacturing, sale or marketing of Minerals produced therefrom or allocated or attributed thereto.

(g) Consents and Preferential Rights to Purchase. Except as specifically set forth in Exhibit A, there are no preferential rights of third parties to purchase all or any portion of the Collateral and there are no rights of third parties to consent to the transfer of all or any portion of the Collateral.

(h) Taxes. All ad valorem, property, production, severance, excise and similar taxes and assessments that are assessed to Mortgagor and are based on or measured by the ownership of property or the production of Minerals or the receipt of proceeds therefrom relating to the Collateral that have become due and payable have been properly and timely paid.

(i) Qualification. Mortgagor is duly qualified to own, hold and operate leases, easements, rights-of-way, mineral agreements and other agreements covering, affecting or otherwise relating to the Lands.

(j) Environmental Matters.

(1) Except as disclosed to Mortgagee in writing prior to the date hereof and specifically identifying this Subsection, the Collateral is, and at all times has been, operated in compliance with all applicable Environmental Laws (as defined below); and no conditions exist on or with respect to the Collateral or, to Mortgagor's best knowledge, on any property adjoining the Collateral that would subject Mortgagor, Mortgagee or the owner of any

adjoining property to any damages (including, actual, consequential, exemplary and punitive damages), penalties, injunctive relief or cleanup costs under any Environmental Laws, or that require or are likely to require cleanup, removal, remedial action or other response by Mortgagor, Mortgagee or the owner of any adjoining property pursuant to any Environmental Laws. Mortgagor is not a party to any litigation or administrative proceeding, nor, to the best of Mortgagor's knowledge, is any litigation, administrative proceeding or investigation threatened against Mortgagor or the Collateral, that asserts or alleges that Mortgagor or its predecessors in title to the Collateral violated or are violating Environmental Laws or that Mortgagor or such predecessors are required to clean up, remove or take remedial or other responsive action due to the use, storage, treatment, disposal, discharge, leaking or release of any Hazardous Materials (as defined below) or due to Hazardous Materials Contamination (as defined below). Neither Mortgagor, such predecessors nor any part of the Collateral is subject to any judgment, decree, order or citation related to or arising out of Environmental Laws and Mortgagor has not been named or listed as a potentially responsible party by any governmental or other entity in a matter arising under or relating to any Environmental Laws. Mortgagor and such predecessors have obtained all Permits, licenses and approvals required under Environmental Laws and have taken all required action in response to Hazardous Materials which have been discharged, leaked, spilled or released, under or at the Collateral or stored, treated or recycled at or in tanks or other facilities thereon or related thereto which require cleanup, removal or some other remedial action under Environmental Laws and in response to Hazardous Materials Contamination. This representation shall continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions, and circumstances, if any, pertaining to the Collateral or to Mortgagor.

(2) Mortgagor undertook, prior to the date hereof, all appropriate inquiry into the previous ownership and uses of the Collateral consistent with good commercial and industry practice. The use which Mortgagor makes and intends to make of the Collateral will not result in the use or storage of any Hazardous Materials on, in or in connection with the Collateral, or disposal from the Collateral, except in full compliance with all Environmental Laws, or result in any requirement that Mortgagor apply for or obtain a permit under RCRA (as defined below) or other Environmental Law for the treatment, storage or disposal of Hazardous Materials. There are no regulated underground storage tanks located on or in the Collateral.

(3) As used herein, the term "Environmental Laws" shall mean all laws, ordinances, rules and regulations of the United States, Indiana or any other political subdivision, agency, or instrumentality exercising jurisdiction over Mortgagor or the Collateral, which laws, ordinances, rules and regulations are applicable to Mortgagor or the Collateral, governing, regulating or otherwise pertaining to health, industrial hygiene or the environment, or regulating, relating to or imposing liability (including strict liability) or standards of conduct concerning any Hazardous Materials, as are now or at any time hereafter in effect and as amended from time to time, including the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Surface Mining Control and Reclamation Act of 1977, as amended (30 U.S.C. Section 1234 et seq.) ("SMCRA") and the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601, et seq.) ("TSCA"); the Clean Water Act, as amended (33 U.S.C. Section 1251 et seq.) ("CWA"); the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.) ("CAA"); and

any other so-called federal, state or local "Superfund" or "Superlien" statutes, laws or regulations, and all regulations promulgated under all such Acts, and any other statutes or regulations referenced in subparagraph (4) below.

(4) As used herein, the term "Hazardous Materials" shall mean (a) any "hazardous waste" as now or hereafter defined by RCRA, and regulations promulgated thereunder; (b) any "hazardous substance" as now or hereafter defined by CERCLA, and regulations promulgated thereunder; (c) any "toxic substance" as now or hereafter defined by TSCA, and regulations promulgated thereunder; (d) any "toxic pollutant" as now or hereafter defined by CWA, and regulations promulgated thereunder; (e) any "air pollutant" as now or hereafter defined by CAA, and regulations promulgated thereunder; (f) any "contaminant" now or hereafter defined by the Safe Drinking Water Act (42 U.S.C. 300f et seq.), and regulations promulgated thereunder; (g) asbestos or any other "hazardous chemical" as now or hereafter defined by the Occupational Safety and Health Administration ("OSHA") pursuant to 29 U.S.C. Section 665, and regulations promulgated thereunder; (h) any underground storage tanks, whether empty, filled, or partially filled with any substance; (i) those substances listed in the United States Department of Transportation Table (49 C.F.R. Section 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Section 302 and amendments thereto); (j) any other substances, materials and wastes that are or become regulated under applicable local, state or federal law or the United States Government or which are classified as hazardous or toxic under federal, state or local laws, rules, regulations or orders; (k) asbestos; (l) polychlorinated biphenyls; (m) any material or substance designated as a "hazardous substance" pursuant to Section 311 of CWA; (n) flammable explosives; (o) radioactive materials; (p) any substance the presence of which on the Collateral is prohibited by any Environmental Laws; and (q) any other substance for which special handling or notification is now or hereafter required by Environmental Laws for its collection, storage, treatment, use or disposal.

(5) As used herein, the term "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the improvements, facilities, soil, groundwater, air or other elements on or of the Collateral by Hazardous Materials in violation of Environmental Laws, or the contamination of the buildings, facilities, soil, groundwater, air or other elements in or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Instrument) emanating from the Collateral in violation of Environmental Laws.

(6) As used herein, the term "Release" has the same meaning as given to that term in CERCLA, and the regulations promulgated thereunder.

(k) Non-Foreign Person Status. Mortgagor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), Sections 1445 and 7701; that is, Mortgagor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder.

(l) Controlling Person under SMCRA. No owner or controlling person of Mortgagor is subject to prohibition on obtaining a SMCRA permit under the Office of Surface Mining Applicant Violator System.

(m) Structure. Mortgagor's name, identity, corporate structure, state of organization and organizational identification number are correctly reflected in the preamble or front page to this Instrument.

(n) Information. To Mortgagor's best knowledge, no information with respect to the Collateral set forth in any schedule, certificate or other writing at any time furnished by Mortgagor to Mortgagee and no other written information furnished by Mortgagor to Mortgagee contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the time when made or delivered in light of the circumstances under which they were made.

(o) Flood Hazard Areas. None of the Collateral is located in a Special Flood Hazard Area (as defined in the applicable Flood Insurance Regulation). As used herein, "Flood Insurance Regulations" shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 U.S.C. §§ 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Section 2.2 Covenants. Mortgagor covenants and agrees as follows:

(a) Obligations. Mortgagor shall pay when due and perform the Obligations in accordance with the terms thereof and hereof, without any relief whatsoever from valuation or appraisement laws of the State of Indiana.

(b) Recording and Filing. Mortgagor shall (1) promptly and at Mortgagor's own expense, file in such offices, at such times and as often as may be necessary, this Instrument and every other instrument in addition or supplemental hereto, including applicable financing statements, as may be necessary to create, perfect, maintain and preserve the first priority of the liens and security interests intended to be created hereby and the rights and remedies of Mortgagee hereunder; (2) promptly furnish to Mortgagee evidence satisfactory to Mortgagee of all such filings; and (3) otherwise do all things necessary or expedient to be done effectively to create, perfect, maintain and preserve the priority of the liens and security interests intended to be created hereby as a first lien on real property and fixtures and a first priority security interest in personal property and fixtures.

(c) Modifications and Dispositions. Without the prior written consent of Mortgagee, Mortgagor shall not (1) amend, modify or otherwise revise any lease, license or other agreement described in Exhibit A; (2) release, surrender, abandon or forfeit the Collateral or any part thereof; (3) sell, convey, assign, lease, sublease, alienate, mortgage or grant security interests in or otherwise dispose of or encumber the Collateral or any part thereof, except to the extent explicitly permitted by the Note Agreement and except sales of severed Minerals in the

ordinary course of Mortgagor's business and for fair consideration, and except for the liens and security interests created by this Instrument and liens for taxes, assessments and governmental charges not delinquent; or (4) consent to, permit or authorize any such act by another party with respect to the Lands, the Collateral or any part thereof.

(d) Operation and Maintenance of Collateral.

(1) Mortgagor shall or cause to be done all things necessary to keep unimpaired Mortgagor's rights in the Collateral and not, except as may be permitted under the terms of the Note Agreement, abandon any Mine or forfeit, surrender or release any interest in any Mine or any rights in the Collateral, without the prior written consent of Mortgagee;

(2) Mortgagor shall cause the Mine to be regularly operated, maintained, developed and mined for Minerals in a good and workmanlike manner as would a prudent mine operator and processor, and in accordance with generally accepted mining practices and applicable operating agreements, and, in all material respects, all applicable Permits, and federal, state and local laws, rules and regulations, excepting those laws, rules and regulations being promptly contested in good faith and by appropriate proceedings promptly initiated and diligently conducted and as to which adequate reserves in accordance with generally accepted accounting principles have been set aside in the event that such proceedings are unsuccessful and the Mortgagor must comply with such laws, rules and regulations;

(3) With respect to each Related Agreement listed in Part III of Exhibit A and each Production Sale and Marketing Contract:

(i) Mortgagor shall take, or cause to be taken, all actions (i) required by the terms thereof in order to maintain the continuing existence and validity thereof and the interests and rights created thereby and (ii) necessary to prevent any material default thereunder or forfeiture thereof; and

(ii) Mortgagor shall not enter into any amendments, modifications, waivers or consents with respect thereto which would substantially impair the value of such Related Agreement or Production Sale and Marketing Contract to Mortgagor;

(4) Cause to be paid, promptly as and when due and payable, all rentals and royalties payable in respect of the Collateral, and all expenses incurred in or arising from the operation or development of the Collateral;

(5) Do all things necessary to maintain, preserve, protect and keep the Operating Equipment and Facilities and other property comprising a portion of a Mine in good repair, working order and condition (allowing, in the case of equipment, for ordinary wear and tear to the extent not preventable by regular maintenance) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times;

(6) Maintain in full force and effect the Mineral Leases and obtain and maintain all Permits necessary or advisable to use, own, develop, occupy, operate and conduct exploration and production operations on the Lands and the Mine;

(7) Make all payments required by and perform and comply with all material terms, provisions, covenants, conditions and agreements imposed upon or assumed by Mortgagor under any of the Mineral Leases, including any amendments or supplements thereto, in order that the Mineral Leases shall remain in full force and effect;

(8) Not surrender, terminate or cancel, or suffer any termination or cancellation of, or consent to any material alteration, modification, amendment, supplement or change to or in, (a) any Mineral Lease then being used in mining operations, or (b) any other Mineral Lease, without first obtaining Mortgagee's prior written consent;

(9) Do or cause to be done all acts necessary to ensure that, at all times while any Obligations are outstanding, Mortgagor owns or is entitled to receive the benefit of, whether through the ownership or assignment of the Water Rights or other arrangements entitling Mortgagor to the use of other water rights, sufficient water for the use, development, operation, exploration, production and processing of the Mine, and make that water available for such use, development, operation, exploration, production and processing of the Mine; and

(10) Cause the Collateral to be kept free and clear of Liens, charges and encumbrances of every character, other than Permitted Liens.

(e) Notification of Breach. Mortgagor shall promptly notify Mortgagee (1) if any representation or warranty of Mortgagor contained in this Instrument is discovered to be or becomes untrue, or (2) Mortgagor fails to perform or comply with any covenant or agreement contained in this Instrument or it is reasonably anticipated that Mortgagor will be unable to perform or comply with any covenant or agreement contained in this Instrument. Mortgagor shall cause all the representations and warranties of Mortgagor contained in this Instrument to be true and correct in all material respects from time to time and at all times.

(f) Defense of Title. If the title or interest of Mortgagor or Mortgagee to the Collateral or any part thereof, or the lien or encumbrance created by this Instrument, or the rights or powers of Mortgagee hereunder, shall be attacked, either directly or indirectly, or if any legal proceedings are commenced against Mortgagor or the Collateral, Mortgagor shall promptly give written notice thereof to Mortgagee and at Mortgagor's own expense shall take all reasonable steps diligently to defend against any such attack or proceedings, employing attorneys acceptable to Mortgagee. Mortgagee may take such action in connection therewith as it may in its discretion deem advisable, and all costs and expenses, including attorneys' fees and legal expenses, incurred by or on behalf of Mortgagee in connection therewith shall be a demand obligation owing by Mortgagor to Mortgagee and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and be indebtedness secured and evidenced by this Instrument.

(g) Environmental Matters. In the event of any Release of any Hazardous Materials on, under or at the Collateral or any part thereof, for which Mortgagor is obligated under Environmental Laws to conduct remedial activities, or if any Hazardous Materials Contamination is found on, under or about the Collateral, Mortgagor shall promptly take all necessary and appropriate actions and shall spend all sums necessary to cause the same to be cleaned up, remediated, treated, removed and disposed of, all as required by any Environmental

Laws, and in the event of the failure of Mortgagor, after written notice, to resolve such event in accordance with all applicable Environmental Laws, Mortgagee shall have the right, but not the obligation, to take such actions as it deems necessary or advisable to clean up, remove, remediate, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Materials. Notwithstanding the foregoing, in no event shall Mortgagee be liable or responsible for any costs or expenses incurred in so doing except to the extent Mortgagee or its agents caused such Release or Hazardous Materials Contamination. Any and all sums expended by Mortgagee for such purposes to resolve a legal obligation of the Mortgagor, together with interest thereon at the Default Rate until paid, shall constitute a part of the Obligations and be indebtedness secured and evidenced by this Instrument.

(h) Change in Structure. Mortgagor shall not cause or permit any change to be made in its name, identity, corporate structure, state of organization or organizational identification number, unless Mortgagor shall have notified Mortgagee of such change at least 30 days prior to the effective date of such change, and shall have first taken all action required by Mortgagee for the purpose of further perfecting or protecting the security interest in favor of Mortgagee in the Collateral. In any notice furnished pursuant to this Section 2.2(h), Mortgagor shall expressly state that the notice is required by this Instrument and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Mortgagee's security interest in the Collateral.

(i) Use of Property. Unless required by applicable law or unless Mortgagee has otherwise agreed in writing, Mortgagor shall not allow changes in the use for which all or any part of the Collateral was intended at the time this Instrument was executed. Mortgagor shall not initiate or acquiesce in a change in the zoning classification of the Collateral without Mortgagee's prior written consent.

(j) Inspection. Mortgagee may make or cause to be made reasonable entries upon and inspections of the Collateral during normal business hours and upon reasonable prior notice to Mortgagor.

(k) Books of Records. Mortgagor shall keep and maintain at all times complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Collateral and copies of all written contracts, leases and other mortgages that materially affect the Collateral. Such books, records, contracts, leases and other mortgages shall be subject to examination and inspection at any reasonable time by Mortgagee upon reasonable prior notice to Mortgagor.

(l) Estoppel Certificate. Mortgagor shall, within 10 days of a written request from Mortgagee, furnish Mortgagee with a written statement, duly acknowledged, setting forth the sums secured by this Instrument, and any right of set off, counterclaim or other defense which exists against such sums and the obligations of this Instrument, and such other matters as Mortgagee may request, acting reasonably and in good faith.

(m) Further Assurances. Mortgagor shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, to Mortgagee such other and further instruments and do such other acts as in the reasonable opinion of Mortgagee may be necessary

or desirable to effect the intent of this Instrument, promptly upon request of Mortgagee and at Mortgagor's expense.

ARTICLE III

Collection of Proceeds of Production

Section 3.1 <u>Assignment of Proceeds</u>. Pursuant to Paragraph C of the granting clause of this Instrument, Mortgagee is absolutely assigned and entitled to receive all of the severed and extracted Minerals produced from or allocated or attributed to the Collateral, together with all of the proceeds thereof and payments in lieu thereof. Mortgagor acknowledges and agrees that said assignment is intended to be an absolute and unconditional assignment and not merely a pledge of or creation of a security interest in said Minerals and proceeds or an assignment as additional security. Mortgagor shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, such documents and instruments as requested by Mortgagee directing all purchasers of Minerals to make payments directly to Mortgagee. All parties producing, purchasing, receiving or having in their possession any such Minerals or proceeds are hereby authorized and directed by Mortgagor to treat and regard Mortgagee as the party entitled in Mortgagor's place and stead to receive such Minerals and proceeds; and said parties shall be fully protected in so treating and regarding Mortgagee and shall be under no obligation to see to the application by Mortgagee of any such proceeds received by it. For its convenience, Mortgagee may, with respect to any or all such Minerals or proceeds, permit Mortgagor to receive such Minerals or proceeds until such time as Mortgagee shall have made written demand therefor. Such election by Mortgagee shall not in any way waive the right of Mortgagee to demand and receive such Minerals and proceeds thereafter allocated or attributed to the Collateral and shall not in any way diminish the absolute and unconditional right of Mortgagee to receive all of such Minerals and proceeds and cash proceeds not theretofore expended by or distributed to Mortgagor. Any such Minerals or proceeds received by Mortgagor shall, when received, constitute trust funds in Mortgagor's hands and shall be held by Mortgagor for the benefit of Mortgagee. Notwithstanding the foregoing, Mortgagor shall be permitted to use the proceeds from the sale of Minerals as permitted in the Note Agreement. Mortgagor hereby agrees that upon the first to occur of either (A) written demand of Mortgagee or (B) the occurrence of any event which constitutes an Event of Default (as hereinafter defined) or which upon the giving (or receiving) of notice or lapse of time, or both, would constitute such an Event of Default, all cash, proceeds, instruments and other property, of whatever kind or character, received by Mortgagor on account of the Collateral, whether received by Mortgagor in the exercise of its collection rights hereunder or otherwise, shall, in accordance with instructions then given by Mortgagee, be remitted to Mortgagee or deposited to an account designated by Mortgagee, in the form received (properly assigned or endorsed to the order of Mortgagee or for collection and in accordance with Mortgagee's instructions) not later than the first Business Day following the day of receipt, to be applied as provided in Section 3.2 and, until so applied, may be held by Mortgagee in a separate account on which Mortgagor may not draw. Mortgagor agrees not to commingle any such property, following the receipt of any such demand from Mortgagee or the occurrence of an Event of Default, with any of its other funds or property and agrees to hold the same upon an express trust for Mortgagee until remitted to Mortgagee.

Section 3.2 Application of Proceeds. Subject to the provisions of the Note Agreement, Mortgagee shall apply all of the proceeds received pursuant to Section 3.1 to such part or parts of the Obligations as Mortgagee shall in its sole discretion determine. Mortgagee shall at all times and from time to time have the right to change any application so made.

Section 3.3 Inclusion in Sale. Upon any sale of any of the Collateral pursuant to Article V hereof and expiration of any mandatory redemption periods, the Minerals thereafter produced from or attributed to the part of the Collateral so sold, and the proceeds thereof, shall be included in such sale and shall pass to the purchaser free and clear of the provisions of this Article III.

Section 3.4 No Liability in Mortgagee. Mortgagee is hereby absolved from all liability for failure to enforce collection of any such proceeds and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for proceeds actually received.

Section 3.5 Indemnity. Mortgagor shall indemnify Mortgagee against all claims, actions, liabilities, judgments, costs, attorneys' fees or other charges of every kind or nature ("Claims") made against or incurred by Mortgagee as a consequence of the assertion, either before or after the payment in full of the Obligations, that Mortgagee received Minerals or proceeds pursuant to this Article III which were claimed by third persons. Mortgagee shall have the right to employ attorneys and to defend against any Claims, and unless furnished with reasonable indemnity, Mortgagee shall have the right to pay or compromise and adjust all Claims. Mortgagor shall indemnify and pay to Mortgagee all such amounts as may be paid with respect thereto or as may be successfully adjudicated against Mortgagee, and such amounts shall be a demand obligation owing by Mortgagor to Mortgagee and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and be indebtedness secured and evidenced by this Instrument. The liabilities of Mortgagor as set forth in this Section 3.5 shall survive the termination of this Instrument.

Section 3.6 Rights of Mortgagee. Mortgagee shall have the immediate and continuing right to demand, collect, receive and receipt for all production, proceeds and payments assigned hereunder, and Mortgagee is hereby appointed agent and attorney-in-fact of Mortgagor (which appointment is coupled with an interest and is irrevocable) for the purpose of executing any release, receipt, relinquishment or other instrument that Mortgagee deems necessary in order for Mortgagee to collect and receive such production, proceeds and payments. In addition, Mortgagor agrees that, upon the request of Mortgagee, it will promptly execute and deliver to Mortgagee such instruments as Mortgagee may deem necessary, convenient or appropriate in connection with the payment and delivery directly to Mortgagee of all proceeds, production, and payments assigned hereunder. Mortgagor hereby authorizes and directs that, upon the request of Mortgagee, all parties now or hereafter purchasing mineral production produced from or allocated or attributed to the Collateral or any other interest of Mortgagor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Lands or to any of the estates, property, rights or other interests included in the Collateral, or any part thereof, or now or hereafter having in their possession or control any production from or allocated to the Collateral or any other interest of Mortgagor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Lands or

to any of the estates, property, rights or other interests included in the Collateral, or any part thereof, or the proceeds therefrom, or now or hereafter otherwise owing monies to Mortgagor under contracts and agreements herein assigned, shall, until Mortgagee directs otherwise, pay and deliver such proceeds, production or amounts directly to Mortgagee at Mortgagee's address set forth in the introduction to this Instrument, or in such other manner as Mortgagee may direct such parties in writing, and this authorization shall continue until the assignment of production and proceeds contained herein is released and reassigned. Mortgagor agrees that all instruments that Mortgagee may from time to time execute and deliver for the purpose of collecting and receipting for such proceeds, production or payments may be relied upon in all respects, and that the same shall be binding upon Mortgagor and its successors and assigns. No payor making payments to Mortgagee at its request under the assignment of production and proceeds contained herein shall have any responsibility to see to the application of any of such funds, and any party paying or delivering proceeds, production or amounts to Mortgagee under such assignments shall be released thereby from any and all liability to Mortgagor to the full extent and amount of all payments, production or proceeds so delivered. Mortgagor agrees to indemnify and hold harmless any and all parties making payments to Mortgagee, at the request of Mortgagee under the assignment of production and proceeds contained herein, against any and all liabilities, actions, claims, judgments, costs, charges and attorneys' fees and legal expenses resulting from the delivery of such payments to Mortgagee. The indemnity agreement contained in the previous sentence is made for the direct benefit of and shall be enforceable by all such persons and shall survive the termination of this Instrument. Should Mortgagee bring suit against any third party for collection of any amounts or sums included within the assignment of production and proceeds contained herein (and Mortgagee shall have the right to bring any such suit), it may sue either in its own name or in the name of Mortgagor, or both.

Section 3.7 No Delegation or Assumption. Nothing in this Instrument shall be deemed or construed to create a delegation to or assumption by Mortgagee, of the duties and obligations of Mortgagor under any agreement or contract relating to the Collateral or any portion thereof, and all of the parties to any such contract shall continue to look to Mortgagor for performance of all covenants and other obligations and the satisfaction of all representations, warranties, covenants, indemnities and other agreements of Mortgagor thereunder, notwithstanding the assignment of production and proceeds contained herein or the exercise by Mortgagee, prior to foreclosure, of any of its rights hereunder or under applicable law.

Section 3.8 Cumulative. The assignment of production and proceeds contained herein shall not be construed to limit in any way the other rights and remedies of Mortgagee hereunder, including its right to accelerate the indebtedness evidenced by the Obligations upon an Event of Default and the other rights and remedies herein conferred, conferred in the other documents and instruments evidencing, securing or relating to the Obligations, or conferred by operation of law. Monies received under the assignment of production and proceeds contained herein shall not be deemed to have been applied in payment of the Obligations unless and until such monies actually are applied thereto by Mortgagee.

ARTICLE IV

Termination and Release

Section 4.1 <u>Release Upon Termination</u>. If all of the Obligations shall be paid in full and otherwise satisfied pursuant to the terms and conditions of this Instrument and the other documents and instruments evidencing, securing or relating to the Obligations, then all of the Collateral shall revert to Mortgagor, the liens, security interests, assignment of proceeds and mortgages created by this Instrument shall terminate and Mortgagee, shall, promptly after the request of Mortgagor, execute, acknowledge and deliver to Mortgagor a release or reconveyance of this Instrument, and Mortgagee shall execute such other instruments as may be necessary to evidence the termination of the liens, security interests, assignment of proceeds and production, and mortgages created by this Instrument. Mortgagor shall prepare all release documents and provide such documents to Mortgagee, which releases must be in form and content satisfactory to Mortgagee.

Section 4.2 <u>Partial Release</u>. No partial release or reconveyance from the liens and security interests created by this Instrument of any part of the Collateral by Mortgagee shall in any way alter, vary or diminish the force or effect of this Instrument or impair, release or subordinate the liens and security interests created by this Instrument on the remainder of the Collateral. Except as specifically provided in any such partial release or reconveyance (a) this Instrument and liens and security interests created hereby shall remain in full force and effect, (b) such partial release or reconveyance will not modify or affect the terms, conditions or provisions of this Instrument, and (c) nothing contained in any such partial release or reconveyance shall be deemed to be, or construed as, a waiver of any such terms, conditions or provisions or as a waiver of any other term, condition or provision.

Section 4.3 <u>Costs, Expenses and Effect</u>. Mortgagor shall pay all legal fees and other fees, costs and expenses incurred by Mortgagee for preparing and reviewing instruments of termination and release or reconveyance and the execution and delivery thereof and Mortgagee may require payment of the same prior to delivery of such instruments. The release and reconveyance of this Instrument and the termination of the liens and security interests created by this Instrument, shall not terminate or otherwise affect Mortgagee's right or ability to exercise any right, power or remedy relating to any claim for breach of warranty or representation, for failure to perform any covenant or other agreement, under any indemnity or for fraud, deceit or other misrepresentation or omission.

ARTICLE V

Default

Section 5.1 <u>Events of Default</u>. The occurrence of any of the following events shall constitute an event of default ("<u>Event of Default</u>"):

(a) Failure of Mortgagor to pay as and when provided herein any fee or other amount due Mortgagee under this Instrument when due;

(b) Failure of Mortgagor to perform or observe any covenant, agreement, indemnity, condition or provision in this Instrument;

(c) Any of Mortgagor's representations or warranties made in this Instrument or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect as of the date made or deemed made;

(d) An "Event of Default" as defined in the Note Agreement shall occur; or

(e) A default, event of default, termination event or other similar event (however described) shall occur under any Note Document.

Section 5.2 **Acceleration**. If an Event of Default shall have occurred, Mortgagee may declare the entire unpaid principal of, and the interest accrued on, and all other amounts owned in connection with, the Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Mortgagor. Whether or not Mortgagee elects to accelerate as herein provided, Mortgagee may simultaneously, or thereafter, with notice to Mortgagor, exercise any other right or remedy provided in this Instrument or otherwise existing under the Note Agreement or any other Note Document or any other agreement, document.

Section 5.3 **Treatment of Fixtures**. If an Event of Default shall have occurred, or if deemed appropriate by Mortgagee or if required by applicable law, Mortgagee may elect to treat the fixtures included in the Collateral either as real property or as personal property, or both, and proceed to exercise such rights as apply to the type of property selected.

Section 5.4 **Foreclosure**. If an Event of Default shall have occurred, in addition to any other rights, powers and remedies herein conferred or conferred by operation of law, Mortgagee shall have all of the rights, powers and remedies of a Mortgagee and a mortgagee granted under applicable law. Mortgagee may, without notice, demand or declaration of default, which are hereby waived by Mortgagor to the extent allowed by applicable law, proceed by one or more actions in equity or at law for the seizure and sale of the Collateral or any portion thereof, for the foreclosure or sale of the Collateral or any portion thereof by judicial foreclosure by appropriate proceedings in any court of competent jurisdiction or in any other manner then permitted by law, for the specific performance of any covenant or agreement of Mortgagor herein contained or in aid of the execution of any right, power or remedy herein granted, or for the enforcement of any other appropriate equitable or legal remedy and to recover judgment against Mortgagor. In furtherance, and not in limitation, thereof:

(a) **Additional Actions**. This Instrument shall also constitute and may be enforced from time to time as an assignment, chattel mortgage, contract, mortgage, financing statement and security agreement, and from time to time as any one or more thereof as appropriate under applicable law. Mortgagee shall be entitled to all of the rights, remedies and benefits of a Mortgagee, mortgagee, and beneficiary granted under applicable law; and, to the fullest extent of such law, shall be entitled to enforce such

rights, remedies and benefits. Mortgagor intends and hereby grants to Mortgagee all rights, powers and remedies accorded a Mortgagee, mortgagee, beneficiary and swap participant under applicable law whether or not such rights, powers and remedies are expressly granted or reserved herein.

(b) **Notice, Place and Manner of Sale**. Any sale of the Collateral under this Article V shall take place at such place or places and otherwise in such manner and upon such notice as may be required by law; or, in the absence of any such requirement, as Mortgagee or the sheriff or other official or party responsible for conducting the sale may deem appropriate. Mortgagor expressly agrees that Mortgagee or the sheriff or other official or party responsible for conducting the sale may offer the Collateral as a whole or in such parcels or lots as Mortgagee or the sheriff or other official or party responsible for conducting the sale elects, regardless of the manner in which the Collateral may be described. Mortgagor agrees that each of the Leases and the undivided interests thereof described in Exhibit A are encumbered by this Instrument as separate and distinct parcels and lots, and Mortgagee or the sheriff or other official or party responsible for conducting the sale may, subject to mandatory provisions of applicable law, have such property sold at one or more sales, as an entirety or in parcels. Mortgagee or the sheriff or other official or party responsible for conducting the sale may comply with any applicable state or federal law or regulatory requirement in connection with a disposition of the Collateral, and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral. Mortgagee or the sheriff or other official or party responsible for conducting the sale may sell the Collateral without giving any warranties as to the Collateral, and specifically disclaim any warranties of title, merchantability, fitness for a specific purpose or the like, and this procedure will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral.

(c) **Postponement of Sale**. Any sale of the Collateral conducted under this Article V may be postponed from time to time as provided by applicable law; or, in the absence of any such provisions, Mortgagee or the sheriff or other official or party responsible for conducting the sale may postpone the sale of the Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of the Collateral will not exhaust the power of sale, and sales may be made from time to time until all Collateral is sold or the Obligations are paid in full.

(d) **Mortgagee's Right to Purchase**. Mortgagee shall have the right to bid or to become the purchaser at any sale made pursuant to the provisions of this Article V, and shall have the right to credit upon the amount of the bid made therefor the amount payable to it out of the net proceeds of such sale.

(e) **Conveyance to Purchaser**. Any deed, bill of sale or other conveyance executed by or on behalf of Mortgagee, the sheriff or other official or party responsible for conducting the sale shall be prima facie evidence of the compliance with all statutory requirements for the sale and execution of such deed, bill of sale or other conveyance and

will conclusively establish the truth and accuracy of the recitals and other matters stated therein, including nonpayment or nonperformance of the Obligations, violation of the terms and covenants contained herein, and the advertisement and conduct of such sale in the manner provided herein or as provided by applicable law. Mortgagor does hereby ratify and confirm all legal acts that Mortgagee may do in carrying out the provisions of this Instrument. Any sale of the Collateral or any portion thereof pursuant to the provisions of this Article V will operate to divest all right, title, interest, claim and demand of Mortgagor in and to the property sold and will be a perpetual bar against Mortgagor and shall, subject to applicable law, vest title in the purchaser free and clear of all liens, security interests and encumbrances, including liens, security interests and encumbrances junior or subordinate to the liens, security interests and encumbrances created by this Instrument. Upon any sale of the Collateral or any portion thereof pursuant to the provisions of this Article V, the receipt by Mortgagee, the sheriff or other official or party responsible for conducting the sale, shall be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof shall not, after paying such purchase money and receiving such receipt of Mortgagee, the sheriff or such other official or party, be obliged to see to the application thereof or be in anywise answerable for any loss, misapplication or nonapplication thereof. Any purchaser at a sale will, subject to mandatory redemption periods, if any, receive immediate possession of the Collateral purchased, and Mortgagor agrees that if Mortgagor retains possession of the Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be guilty of forcible detainer, and will be subject to eviction and removal, forcible or otherwise, with or without process of law and all damages to Mortgagor by reason thereof are hereby expressly waived by Mortgagor.

(f) **Further Assurances; Cooperation**. Without limiting any other rights or obligations set forth in this Instrument, upon any sale conducted pursuant to this Article V, Mortgagor shall use its best efforts to transfer all Permits to the purchaser and will take such other actions as are reasonably requested by the purchaser to transfer the Collateral.

Section 5.5 Personal Property. If an Event of Default shall have occurred, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Mortgagee shall have all of the rights and remedies of an assignee and Mortgagee granted by applicable law, including the applicable Uniform Commercial Code as then in effect, and shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to take possession of the personal property included in the Collateral and any proceeds thereof wherever located, and for that purpose Mortgagee may enter upon any premises on which any or all of such personal property is located and take possession of and operate such personal property or remove the same therefrom. Mortgagee may require Mortgagor to assemble such personal property and make it available to Mortgagee at a place to be designated by Mortgagee that is reasonably convenient to all parties. The following presumptions shall exist and shall be deemed conclusive with regard to the exercise by Mortgagee of any of its remedies with respect to personal property:

(a) If notice is required by applicable law, Mortgagor agrees that ten (10) days' prior written notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition thereof is to be made shall be deemed reasonable notice to Mortgagor. No such notice is necessary if such property is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.

(b) If Mortgagee in good faith believes that the Securities Act of 1933 or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of such property, Mortgagee may sell such property privately or in any other manner deemed advisable by Mortgagee at such price or prices as Mortgagee determines in its sole discretion. Mortgagor recognizes that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by Mortgagee may result in a lower sales price than if the sale were otherwise held.

Section 5.6 **Possession**. If an Event of Default shall have occurred, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Mortgagee shall, to the extent not prohibited by applicable law, have the right and power, but not the obligation, to enter upon and take immediate possession of the Collateral or any portion thereof, to exclude Mortgagor therefrom, to hold, use, operate, manage, enjoy and control such Collateral, to make all such repairs, replacements, alterations, additions and improvements to the same as Mortgagee may deem proper or expedient, to sell all of the severed and extracted Minerals included in the same subject to the provisions of Article III hereof, to demand, collect and retain all other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to such Collateral accounting for and applying to the payment of the Obligations only the net earnings arising therefrom after charging against the receipts therefrom all fees, costs, expenses, charges, damages and losses incurred by reason thereof plus interest thereon at the Default Rate without any liability to Mortgagor in connection therewith. Such possession shall at once be delivered to Mortgagee upon request, and on refusal or failure to so deliver possession, the delivery of such possession may be enforced by Mortgagee by any appropriate civil suit, proceeding or other action.

Section 5.7 **Appointment of Receiver**. If an Event of Default shall have occurred, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Mortgagee shall be entitled to the appointment of a receiver of the Collateral without the necessity of the posting of a bond or notice; and shall, to the extent not prohibited by applicable law, be entitled to such receiver as a matter of right, without regard to the solvency or insolvency of Mortgagor, the value or adequacy of the Collateral or the Collateral being in danger of being materially injured or reduced in value as security by removal, destruction, deterioration, accumulation of prior liens or otherwise; and such receiver may be appointed by any court of competent jurisdiction upon *ex parte* application, and without notice, notice being expressly waived. Mortgagor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by Mortgagee, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Mortgagee under this Article V. Nothing herein is to be construed to deprive Mortgagee of any other right, remedy or privilege it may now or

hereafter have under law to have a receiver appointed. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation owing by Mortgagor to Mortgagee and shall bear interest, from the date of making such advancement until paid, at the Default Rate. Any such receiver shall have all powers conferred by the court appointing such receiver, which powers shall, to the extent not prohibited by applicable law include the right to enter upon and take immediate possession of the Collateral or any part thereof, to exclude Mortgagor therefrom, to hold, use, operate, manage and control such Collateral, to make all such repairs, replacements, alterations, additions and improvements to the same as such receiver or Mortgagee may deem proper or expedient, to lease, sell or otherwise transfer the Collateral or any portion thereof as such receiver or Mortgagee may deem proper or expedient, to sell all of the severed and extracted Minerals included in the same subject to the provisions of Article III hereof, to demand and collect all of the other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to such Collateral, accounting for only the net earnings arising therefrom after charging against the receipts therefrom all fees, costs, expenses, charges, damages and losses incurred by reason thereof plus interest thereon at the Default Rate without any liability to Mortgagor in connection therewith which net earnings shall be turned over by such receiver to Mortgagee to be applied by Mortgagee to the payment of the Obligations in the order set forth in Section 5.11.

Section 5.8 **Waiver by Mortgagor**. To the extent not prohibited by applicable law, Mortgagor agrees that Mortgagor shall not at any time have, invoke, utilize or assert any right under any laws pertaining to the marshalling of assets or liens, the sale of property in the inverse order of alienation, the exemption of homesteads, the administration of estates of decedents, appraisement, moratorium, valuation, stay, extension or redemption now or hereafter in force, and Mortgagor hereby waives the benefit of all such laws to the fullest extent not prohibited by applicable law.

Section 5.9 **Remedies Cumulative**. All rights, powers and remedies herein conferred are cumulative, and not exclusive, of (a) any and all other rights and remedies herein conferred, (b) any and all rights, powers and remedies existing at law or in equity, and (c) any and all other rights, powers and remedies provided for in any other documents or instruments evidencing, securing or relating to the Obligations, and Mortgagee shall, in addition to the rights, powers and remedies herein conferred, be entitled to avail itself of all such other rights, powers and remedies as may now or hereafter exist at law or in equity for the collection of and enforcement of the Obligations and the enforcement of the warranties, representations, covenants, indemnities and other agreements contained in this Instrument and the other documents and instruments evidencing, securing or relating to the Obligations and the foreclosure of the liens and security interests created by this Instrument. Each and every such right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Mortgagee or by the sheriff or other official or person in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

Section 5.10 **Costs and Expenses**. All fees, costs and expenses (including attorneys' fees and legal expenses, court costs, filing fees, and mortgage, transfer, stamp and other excise

taxes, inspection fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication, notice and advertising costs, postage, photocopies, telephone charges and costs of procuring all abstracts of title, title searches and examinations, title opinions, title insurance policies and similar title data and assurances as Mortgagee may deem appropriate either to prosecute such suit or to evidence to bidders at the sales that may be had pursuant to such proceeding the condition of the title to or the value of the Collateral, sheriffs' fees and expenses, receivers' fees and expenses, and fees and expenses of agents of Mortgagee, costs and expenses of defending, protecting and maintaining the Collateral and Mortgagee's interest therein, including repair and maintenance costs and expenses and costs and expenses of protecting and securing the Collateral including insurance costs and all other fees, costs and expenses provided for or authorized by applicable law), incurred by or on behalf of Mortgagee in protecting and enforcing its rights hereunder or incident to the enforcement of this Instrument and the liens and security interests created hereby, shall be a demand obligation owing by Mortgagor to Mortgagee and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and be indebtedness secured and evidenced by this Instrument.

Section 5.11 **Application of Proceeds**. The proceeds of any sale of the Collateral or any part thereof made pursuant to this Article V shall be applied as may be required by applicable law, or in the absence of any such requirements, subject to the provisions of the Note Agreement, may be applied by Mortgagee to such part or parts of the Obligations as Mortgagee shall in its sole discretion determine. Mortgagee shall at all times and from time to time have the right to change any application so made.

Section 5.12 **Limitation on Rights and Waivers**. All rights, powers and remedies conferred by this Instrument shall be exercisable by Mortgagee only to the extent not prohibited by applicable law; and all waivers and relinquishments of rights and similar matters by Mortgagor contained in this Instrument shall only be effective to the extent such waivers or relinquishments are not prohibited by applicable law.

ARTICLE VI

Miscellaneous Provisions

Section 6.1 **Waiver**. Any and all covenants of Mortgagor in this Instrument may from time to time, be waived by Mortgagee by an instrument in writing signed by Mortgagee to such extent and in such manner as Mortgagee may desire, but no such waiver will ever affect or impair Mortgagee's rights hereunder, except to the extent specifically stated in such written instrument. All changes to, amendments and modifications of this Instrument must be in writing and signed by Mortgagee.

Section 6.2 **Severability**. If any provision of this Instrument or of any of the instruments and documents evidencing, securing or relating to the Obligations is invalid or unenforceable in any jurisdiction, such provision shall be fully severable from this Instrument and the other provisions hereof and of said instruments and documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of Mortgagee in order to carry out the provisions and intent hereof. The invalidity of

any provision of this Instrument in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

Section 6.3 Subrogation. This Instrument is made with full substitution and subrogation of Mortgagee in and to all covenants and warranties by others heretofore given or made with respect to the Collateral or any part thereof.

Section 6.4 Financing Statement. This Instrument shall be deemed to be and may be enforced from time to time as an assignment, contract, deed of trust, mortgage, financing statement, fixture filing, real estate mortgage or security agreement, and from time to time as any one or more thereof is appropriate under applicable state law. Mortgagor hereby authorizes Mortgagee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Mortgagor at any time after the execution of this Instrument, and hereby ratifies any thereof filed prior to the execution of this Instrument.

Section 6.5 Rate of Interest. Notwithstanding anything to the contrary contained herein, no rate of interest required hereunder or under the Obligations shall exceed the maximum legal rate under applicable law, and, in the event any such rate is found to exceed such maximum legal rate, Mortgagor shall be required to pay only such maximum legal rate.

Section 6.6 Governing Law. **WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, THIS INSTRUMENT SHALL BE CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF INDIANA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF INDIANA.**

Section 6.7 Recording. All recording references in the Exhibits hereto are to the official real property records of the county in which the affected Lands are located and in which records such documents are or in the past have been customarily recorded, whether deed records, mineral records, mineral lease records or other records. The references in this Instrument and in the Exhibits hereto to liens, encumbrances and other burdens are for the purposes of defining the nature and extent of Mortgagor's warranties and shall not be deemed to ratify, recognize or create any rights in third parties.

Section 6.8 Execution in Counterparts. This Instrument may be executed in one or more original counterparts. To facilitate filing and recording, there may be omitted from any counterpart the parts of Exhibits containing specific descriptions of the Collateral that relate to land located in counties other than the county in which the particular counterpart is to be filed or recorded. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

Section 6.9 Notices. Any notice or communication required or permitted hereunder shall be given as provided in the Note Agreement.

Section 6.10 Binding Effect. This Instrument shall bind and inure to the benefit of the respective successors and assigns of Mortgagor and Mortgagee.

Section 6.11 References and Construction. All references in this Instrument to Exhibits, Articles, Sections, Subsections, Paragraphs, subparagraphs and other subdivisions refer to the Exhibits, Articles, Sections, Subsections, Paragraphs, subparagraphs and other subdivisions of this Instrument unless expressly provided otherwise. Titles and headings appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Instrument. The words "this Instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Instrument as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section," "this Subsection" "this Paragraph," "this subparagraph" and similar phrases refer only to the Sections, Subsections, Paragraphs or subparagraphs hereof in which the phrase occurs. The word "or" is not exclusive and the word "including" (in its various forms) means "including without limitation." All capitalized terms used in this Instrument that are defined in the Note Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Note Agreement. All terms used in this Instrument that are defined in the applicable Uniform Commercial Code and not otherwise defined herein or in the Note Agreement shall have the meanings assigned thereto in the applicable Uniform Commercial Code, except where the context otherwise requires. In the event an ambiguity or question of intent or interpretation of this Instrument arises, this Instrument shall be construed as if jointly drafted by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring a party as a result of authorship or drafting of any provision of this Instrument. All references to days are to calendar days unless otherwise specifically stated. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender. Words in the singular form shall be construed to include the plural and words in the plural form shall be construed to include the singular, unless the context otherwise requires.

Section 6.12 Filing. Some of the above described goods are or are to become fixtures on the Lands described in Exhibit A. This Instrument is to be filed for record in, among other places, the real estate records of each county identified in Exhibit A. This instrument covers fixtures and minerals or the like or other substances of value that may be extricated from the earth (including minerals) and the accounts relating thereto, including accounts resulting from the sale thereof at the minehead. Mortgagor is the owner of an interest of record in the real estate concerned.

Section 6.13 Financing Document. This Instrument is a "Note Document" as defined in the Note Agreement, and is incorporated by reference in and made a part of the Note Agreement, as provided therein. This Instrument constitutes a collateral arrangement entered into under the Note Agreement, and enforcement by Mortgagee of its rights hereunder with respect to the Obligations is taken under and pursuant to the Note Agreement.

[Signature Pages Follow]

Executed as of the date first above written.

MORTGAGOR:

LILY GROUP INC.,
an Indiana corporation

By: ______________________________
Name: ____________________________
Title: ____________________________

ACKNOWLEDGMENT

STATE OF ______________)
) ss.
COUNTY OF ______________)

Before me, ____________________, this ____ day of February, 2012, personally appeared ______________________, to me known as the _________________ of Lily Group Inc., an Indiana corporation, and acknowledged the execution of the foregoing instrument to be the free and voluntary act of such corporation.

My commission expires: ____________ ______________________________
Notary Public
Name:______________________________

(NOTARIAL SEAL)

MORTGAGEE:

PLATINUM PARTNERS CREDIT OPPORTUNITIES MASTER FUND LP,
a Delaware limited partnership

By: ______________________________
Name: David Levy
Title: Portfolio Manager

ACKNOWLEDGMENT

STATE OF ______________)
) ss.
COUNTY OF ______________)

Before me, ____________________, this ____ day of February, 2012, personally appeared DAVID LEVY to me known as the Portfolio Manager of Platinum Partners Credit Opportunities Master Fund LP, a Delaware limited partnership, and acknowledged the execution of the foregoing instrument to be the free and voluntary act of such limited partnership.

My commission expires: ____________ ______________________________
Notary Public
Name:____________________________

(NOTARIAL SEAL)

I affirm under the penalties for perjury, that I have taken reasonable care to redact each social security number in this document unless required by law.

____
Name:__________________

This Instrument was prepared by: John E. Rhine
Rhine Ernest LLP
One Main Street, Suite 600
Evansville, IN 47708-1464

PREAMBLE TO

EXHIBITS

Attached to and made a part of that certain
Mortgage, Security Agreement, Assignment of Production
and Proceeds, Financing Statement and Fixture Filing,
dated as of February 16, 2012 (the "Mortgage"),
from Lily Group Inc., as Mortgagor,
to and for the benefit of
Platinum Partners Credit Opportunities Master Fund LP, as Mortgagee

1. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Mortgage.

2. The Mortgage covers all right, title and interest of Mortgagor (whether now owned or hereafter acquired by operation of law or otherwise) in and to the land specifically described in Part I and Part II of this Exhibit A and the land described in or covered by the leases, licenses, subleases, sublicenses, easements, rights-of-way, agreements and other documents and instruments described in this Exhibit A whether or not such land is specifically described in Part I and Part II of Exhibit A.

3. The Exhibits consists of this Preamble and Part I, II, III, and IV of this Exhibit A.

EXHIBIT A

Attached to and made a part of that certain
Mortgage, Security Agreement, Assignment of Production
and Proceeds, Financing Statement and Fixture Filing,
dated as of February 16, 2012 (the "Mortgage"),
from Lily Group Inc., as Mortgagor,
to and for the benefit of
Platinum Partners Credit Opportunities Master Fund LP, as Mortgagee

PART I – LANDS

PART II – LEASES

PART III – RELATED AGREEMENTS

PART IV – PRODUCTION SALE AND MARKETING CONTRACTS